AMENDMENT

                                       TO

           NON-QUALIFIED STOCK OPTION AGREEMENT (DATED JUNE 20, 2000)

                                  June 29, 2001


     Section 2(a) of the Non-Qualified Stock Option Agreement dated June 20, 2000 among YouthStream Media Networks, Inc., a Delaware corporation (the "Company"), and James G. Lucchesi ("Executive"), is amended to read in its entirety as follows:

     "(a) This option shall be exercisable (to the extent vested) during the continuance of the Executive's employment and shall be exercisable after termination of the Executive's employment only as follows:

          (i) if the Executive's employment by the Company and its Affiliates is terminated for any reason other than termination by the Company for cause (as defined in the Employment Agreement) or termination by the Executive in breach of the Employment Agreement, this option may be exercised by the Executive (or, following the Executive's death, by the person or persons to whom his rights under this option pass by will or by the laws of descent and distribution), to the extent that it was exercisable at the date of termination of employment, within twenty four months after the effective date of termination of employment, but not later than the Termination Date; and

          (ii) if the Executive's employment is terminated by the Company for cause or is terminated by the Executive in breach of the Employment Agreement, this option and all rights under it, to the extent those rights have not been exercised, shall thereupon terminate. The determination by the Company's board of directors of the reason for termination of the Executive's employment shall be binding and conclusive on the Executive."


                        YOUTHSTREAM MEDIA NETWORKS, INC.


                        By:      /s/ HARLAN D. PELTZ
                            -------------------------------
                        Name:
                        Title:


                              /s/ JAMES G. LUCCHESI
                        -----------------------------------
                        James G. Lucchesi